                                                                    EXHIBIT 10.3



                      STOCK CONTRIBUTION AND EXCHANGE AGREEMENT

                                    BY AND BETWEEN

                          AEGIS OPERATING PARTNERSHIP, L.P.

                                         AND

                                    [CONTRIBUTOR]

















                                  SEPTEMBER 1, 1997

                                  TABLE OF CONTENTS

                                                                        Page
                                                                        ----


ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.1. ACCOUNTS AND NOTES OWNED. . . . . . . . . . . . . . . . . . . .  2
    1.2. AFFILIATE.. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.3. AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.4. CLOSING.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.5. CLOSING DATE. . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.6. CODE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.7. COMPANY.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.8. CONSIDERATION.. . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.9. CONTRACTS.. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.10. CONTRIBUTOR. . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.11. EMPLOYEE BENEFIT PLANS.. . . . . . . . . . . . . . . . . . . .  4
    1.12. EQUIPMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.13. ESTIMATED INCOME TAX OBLIGATIONS.. . . . . . . . . . . . . . .  4
    1.14. FINANCIAL STATEMENTS.. . . . . . . . . . . . . . . . . . . . .  5
    1.15. GUARANTY.. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.16. IPO. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.17. KNOWLEDGE OF CONTRIBUTOR.. . . . . . . . . . . . . . . . . . .  5
    1.18. LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.19. LOCK-UP AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .  6
    1.20. OFFERING PRICE.. . . . . . . . . . . . . . . . . . . . . . . .  6
    1.21. OPERATING PARTNERSHIP. . . . . . . . . . . . . . . . . . . . .  6
    1.22. OPINION OF OPERATING PARTNERSHIP COUNSEL.. . . . . . . . . . .  6
    1.23. PERMITS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.24. PERMITTED LIENS. . . . . . . . . . . . . . . . . . . . . . . .  7
    1.25. PRICING DATE.. . . . . . . . . . . . . . . . . . . . . . . . .  9
    1.26. REAL PROPERTY LEASES.. . . . . . . . . . . . . . . . . . . . .  9
    1.27. RELATED AGREEMENTS.. . . . . . . . . . . . . . . . . . . . . .  9
    1.28. RELEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    1.29. STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    1.30. STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . .  10
    1.31. UNITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    1.32. WALDEN.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
ARTICLE II CONTRIBUTION AND EXCHANGE . . . . . . . . . . . . . . . . . .  10
    2.1. CONTRIBUTION AND EXCHANGE.. . . . . . . . . . . . . . . . . . .  10
    2.2. CONDITIONS PRECEDENT TO CLOSING.. . . . . . . . . . . . . . . .  11
ARTICLE III REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR. . . . . . . .  15
    3.1. INDIVIDUAL CAPACITY; ENFORCEABILITY.. . . . . . . . . . . . . .  15


                                         (i)

    3.2. NO VIOLATION OR CONFLICT BY CONTRIBUTOR.. . . . . . . . . . . .  15
    3.3. TITLE TO STOCK. . . . . . . . . . . . . . . . . . . . . . . . .  16
    3.4. ORGANIZATION AND AUTHORITY OF COMPANY.. . . . . . . . . . . . .  17
    3.5. CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . .  17
    3.6. NO VIOLATION OR CONFLICT BY COMPANY.. . . . . . . . . . . . . .  18
    3.7. TITLE TO ASSETS.. . . . . . . . . . . . . . . . . . . . . . . .  19
    3.8. NO LITIGATION.. . . . . . . . . . . . . . . . . . . . . . . . .  19
    3.9. CONDITION OF EQUIPMENT. . . . . . . . . . . . . . . . . . . . .  19
    3.10. COMPUTER PROGRAMS AND INTELLECTUAL PROPERTY. . . . . . . . . .  20
    3.11. BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . .  20
    3.12. CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    3.13. ACCOUNTS OR NOTES OWNED. . . . . . . . . . . . . . . . . . . .  22
    3.14. FINANCIAL STATEMENTS.. . . . . . . . . . . . . . . . . . . . .  22
    3.15. NO ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . . .  23
    3.16. TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    3.17. EMPLOYEE AGREEMENTS AND BENEFIT PLANS. . . . . . . . . . . . .  26
    3.18. COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . .  30
    3.19. LENDER APPROVAL. . . . . . . . . . . . . . . . . . . . . . . .  31
    3.20. INVESTMENT COMPANY.. . . . . . . . . . . . . . . . . . . . . .  31
    3.21. TRANSACTIONS WITH AFFILIATES.. . . . . . . . . . . . . . . . .  31
    3.22. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    3.23. REAL PROPERTY LEASES.. . . . . . . . . . . . . . . . . . . . .  32
    3.24. NO BROKER. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    3.25. SUBSIDIARIES.. . . . . . . . . . . . . . . . . . . . . . . . .  33
    3.26. DISCLOSURE.. . . . . . . . . . . . . . . . . . . . . . . . . .  33
    3.27. ACQUISITION FOR INVESTMENT.. . . . . . . . . . . . . . . . . .  34
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF OPERATING
    PARTNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    4.1. ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . .  34
    4.2. AUTHORIZATION; ENFORCEABILITY.. . . . . . . . . . . . . . . . .  35
    4.3. NO VIOLATION OR CONFLICT. . . . . . . . . . . . . . . . . . . .  36
    4.4. ACQUISITION FOR INVESTMENT. . . . . . . . . . . . . . . . . . .  36
    4.5. UNITS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    4.6. OPERATING PARTNERSHIP AGREEMENT . . . . . . . . . . . . . . . .  38
ARTICLE V COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . .  38
    5.1. BOOKS AND RECORDS.. . . . . . . . . . . . . . . . . . . . . . .  38
    5.2. OPERATING AGREEMENTS, PRUDENT PRACTICES.. . . . . . . . . . . .  40
    5.3  CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . . . . .  42
    5.4. FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . .  46
    5.5. ESTIMATED TAX OBLIGATIONS.. . . . . . . . . . . . . . . . . . .  46
    5.6. PREPARATION OF TAX RETURNS; TAX COVENANTS.. . . . . . . . . . .  48
    5.7. ADDITIONAL AGREEMENTS OF OPERATING PARTNERSHIP. . . . . . . . .  53
    5.8. RELEASE OF GUARANTY.. . . . . . . . . . . . . . . . . . . . . .  53


                                         (ii)

ARTICLE VI INDEMNITIES AND ADDITIONAL COVENANTS. . . . . . . . . . . . .  53
    6.1. CONTRIBUTOR'S INDEMNITY.. . . . . . . . . . . . . . . . . . . .  53
    6.2. OPERATING PARTNERSHIP'S INDEMNITY.. . . . . . . . . . . . . . .  58
    [6.3. NONCOMPETITION AGREEMENT.. . . . . . . . . . . . . . . . . . .  61
    [6.4. NON-SOLICITATION AGREEMENT.. . . . . . . . . . . . . . . . . .  62
    [6.5. COPY OF CERTAIN SECTIONS.. . . . . . . . . . . . . . . . . . .  62
    6.6. PURCHASE OF ADDITIONAL SHARES.. . . . . . . . . . . . . . . . .  62
    6.7. SOLE REMEDY.. . . . . . . . . . . . . . . . . . . . . . . . . .  63
ARTICLE VII MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .  63
    7.1. ENTIRE AGREEMENT; AMENDMENT.. . . . . . . . . . . . . . . . . .  63
    7.2. EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    7.3. GOVERNING LAW.. . . . . . . . . . . . . . . . . . . . . . . . .  65
    7.4. ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .  65
    7.5. NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
    7.6. COUNTERPARTS; HEADINGS. . . . . . . . . . . . . . . . . . . . .  67
    7.7. INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . .  67
    7.8. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . .  67
    7.9. NO RELIANCE.. . . . . . . . . . . . . . . . . . . . . . . . . .  68


                                        (iii)

                                       EXHIBITS


Exhibit  1.11      Employee Agreements and Benefit Plans
Exhibit  1.14      Financial Statements
Exhibit  1.19      Lock-up Agreement
Exhibit  1.22      Opinion of Operating Partnership's Counsel
Exhibit  1.23      Permits
Exhibit  1.24      Permitted Liens
Exhibit  1.26      Real Property Leases
Exhibit  1.28      Release
Exhibit  1.31      Partnership Agreement
Exhibit  3.2       Conflicts
Exhibit  3.3       Stock Title
Exhibit  3.5       Capitalization
Exhibit  3.8       Litigation
Exhibit  3.10      Computer Programs and Intellectual Property
Exhibit  3.12      Contracts
Exhibit  3.15      Adverse Changes
Exhibit  3.16      Taxes
Exhibit  3.21      Transactions with Affiliates
Exhibit  3.22      Insurance
Exhibit  5.3(b)    Confidential Information


                                         (iv)

                      STOCK CONTRIBUTION AND EXCHANGE AGREEMENT

         STOCK CONTRIBUTION AND EXCHANGE AGREEMENT, made as of the 1st day of September, 1997, by and between AEGIS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and [CONTRIBUTOR].

                                       RECITALS

         WHEREAS, Contributor owns the Stock; and

         WHEREAS, Contributor desires to contribute the Stock to Operating Partnership and Operating Partnership desires to acquire the Stock from Contributor; and

         WHEREAS, in reliance on the consummation of the transactions contemplated herein, Operating Partnership is, simultaneously with Closing, acquiring from Contributor and the other Stockholders, 98.5% of the outstanding common stock of the Company.

         NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it hereby is agreed that:

                                      ARTICLE I

                                     DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

    1.1. ACCOUNTS AND NOTES OWNED.
         "Accounts and Notes Owned" shall mean all accounts receivable, notes receivable, mortgage notes and associated rights owned by the Company.

    1.2. AFFILIATE.
         "Affiliate" shall mean with respect to Contributor, any person, entity, firm or corporation that is controlled by or is under common control with Contributor, and with respect to the Company or Operating Partnership, any employee of the Company or Operating Partnership, or any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with the Company or Operating Partnership.

    1.3. AGREEMENT.
         "Agreement" shall mean this Stock Contribution and Exchange Agreement, together with the Exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

    1.4. CLOSING.
         "Closing" shall mean the conference held at ___ a.m., local time, on the Closing Date, at the offices of Operating Partnership.

    1.5. CLOSING DATE.
         "Closing Date" shall mean the date of the closing of the IPO but in no event later than December 31, 1997.

    1.6. CODE.
         "Code" shall mean the Internal Revenue Code of 1986, as amended.

    1.7. COMPANY.
         "Company" shall mean AEGIS Mortgage Corporation, an Oklahoma corporation.

    1.8. CONSIDERATION.
         "Consideration" shall mean the number of Units, valued at a "per-Unit" price equal to the Offering Price, with an aggregate amount equal to $[5,712,500.00] [4,712,500][3,266,500].

    1.9. CONTRACTS.
         "Contracts" shall mean all contracts, agreements, leases, relationships and commitments, to which the Company is a party or by which the Company is bound that are listed on EXHIBIT 3.12 hereof.

    1.10.     CONTRIBUTOR.
         "Contributor" shall mean [________], [a resident of the State of Texas, residing at _____________________.]

    1.11.     EMPLOYEE BENEFIT PLANS.
         "Employee Benefit Plans" shall mean the employee agreements and benefit plans of the Company listed on EXHIBIT 1.11 attached hereto.

    1.12.     EQUIPMENT.
         "Equipment" shall mean all machinery, vehicles, equipment, furniture, fixtures, furnishings, parts, tools, engineering and other items of tangible personal property owned or leased by the Company.

    1.13.     ESTIMATED INCOME TAX OBLIGATIONS.
         "Estimated Income Tax Obligations" means the income tax obligations of Contributor arising through ownership of the Company through and including the day immediately preceding the Closing Date with respect to the Company's taxable income for the partial 1997 year as determined by the Company in accordance with
SECTION 5.5 hereof.

    1.14.     FINANCIAL STATEMENTS.
         "Financial Statements" shall mean the audited balance sheet of the Company as of December 31, 1996, and the related audited statements of income, changes in stockholders' equity and cashflow of the Company for the fiscal year then ended, which statements are attached hereto as EXHIBIT 1.14.

    1.15.     GUARANTY.
    "Guaranty" shall mean either (i) the guaranty by Contributor of any obligations of the Company to the Southwest Bank of Texas or (ii) the guaranty by Contributor of any obligations of the Company to Bank United.

    1.16.     IPO.
    "IPO" shall mean the initial public offering of common shares of beneficial interest by AEGIS Investment Trust.

    1.17.     KNOWLEDGE OF CONTRIBUTOR.
         "Knowledge of Contributor" shall mean the actual knowledge of Contributor, after due investigation and inquiry.

    1.18.     LAW.

         "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

    1.19.     LOCK-UP AGREEMENT.
         "Lock-Up Agreement" means the agreement relating to a lock-up arrangement between Contributor and Jefferies and Company, Inc. substantially in the form of EXHIBIT 1.19 attached hereto.

    1.20.     OFFERING PRICE.
         "Offering Price" means the initial offering price to the public of a single common share of beneficial interest of AEGIS Investment Trust to be issued in the IPO.

    1.21.     OPERATING PARTNERSHIP.
         "Operating Partnership" shall mean AEGIS Operating Partnership, L.P., a Delaware limited partnership.

    1.22.     OPINION OF OPERATING PARTNERSHIP COUNSEL.
         "Opinion of Operating Partnership Counsel" shall mean the opinion of Hunton & Williams, in the form of EXHIBIT 1.22 attached hereto.

    1.23.     PERMITS.

         "Permits" shall mean all permits, licenses and governmental authorizations, registrations and approvals used in the conduct of the Company's business, including, but not limited to, those Permits listed on EXHIBIT 1.23 attached hereto.

    1.24.     PERMITTED LIENS.
         "Permitted Liens" shall mean those liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, impositions and other matters affecting the assets that are either (i) listed on EXHIBIT 1.24 attached hereto or (ii) the following:

    (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company, in accordance with generally accepted accounting principles consistently applied ("GAAP");

    (b) Liens relating to borrowings in the ordinary course of business pursuant to credit facilities existing on the date hereof (or any renewals or extensions thereof);

    (c) Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, vendors' or other like liens arising in the ordinary course of business and which are not overdue for a period of more than thirty (30) days or, if so overdue, which are being contested in good faith and by appropriate proceedings and against which the Company has provided adequate reserves in accordance with GAAP;

    (d) Pledges or deposits to secure the payment of workers compensation, unemployment insurance and other social security benefits;

    (e) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

    (f) Zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto which do not impair the use of such property in the operation of business of the Company or the value of such property; and

    (g) Liens, other than in favor of Pension Benefit Guaranty Corporation, created by or resulting from any legal proceedings (including legal proceedings instituted by the Company) which are being contested in good faith by appropriate proceedings, including appeals of judgments as to which a stay of execution shall have been issued and adequate reserves shall have been established.

    1.25.     PRICING DATE.
         "Pricing Date" shall mean the date of pricing of the IPO.

    1.26.     REAL PROPERTY LEASES.
         "Real Property Leases" shall mean the real property leases pursuant to which the Company possesses all real property used in the conduct of its business, which leases are listed on EXHIBIT 1.26 attached hereto.

    1.27.     RELATED AGREEMENTS.
         "Related Agreements" shall mean the other contribution agreements relating to the other Stockholders.

    1.28.     RELEASE.
         "Release" shall mean the mutual release between the Contributor and Operating Partnership and the Company, substantially in the form of EXHIBIT 1.28 hereof.

    1.29.     STOCK.

         "Stock" shall mean the [187.5] shares of the issued and outstanding common stock of the Company, $1.00 par value, owned of record and beneficially by Contributor.

    1.30.     STOCKHOLDERS.
         "Stockholders" shall mean the owners of 100% of the outstanding stock of the Company as of the date of this Agreement.

    1.31. UNITS.
         "Units" shall mean units of limited partnership interests in Operating Partnership each unit of which will be redeemable for cash, or at the option of AEGIS Investment Trust, a single common share of beneficial interest of AEGIS Investment Trust, in the manner set forth in the Amended and Restated Agreement of Limited Partnership of Operating Partnership, attached as EXHIBIT 1.31 hereto.

    1.32.     WALDEN.
         "Walden" shall mean Mr. Patrick A. Walden, a resident of the State of Texas.

                                      ARTICLE II

                              CONTRIBUTION AND EXCHANGE

    2.1. CONTRIBUTION AND EXCHANGE.

         Subject to the terms and conditions of this Agreement and in consideration of Operating Partnership's agreement to issue the Units to Contributor, Contributor hereby agrees to contribute, transfer, assign, convey and deliver to Operating Partnership on the Closing Date, and Operating Partnership hereby agrees to acquire and accept the Stock from Contributor.

    2.2. CONDITIONS PRECEDENT TO CLOSING.
         (a) The obligations of Operating Partnership to issue the Units in exchange for the Stock on the Closing Date shall be subject to the satisfaction of the following conditions:

              (i) Contributor will contribute and deliver, or will cause to be contributed and delivered, stock certificates representing the Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer;

              (ii) Contributor delivers, or causes to be delivered, the Lock-Up Agreement and the Amended and Restated Agreement of Limited Partnership of Operating Partnership, attached as EXHIBIT 1.31 hereto;

              (iii)all requisite consents and approvals of third parties to the consummation of the transactions are obtained;

              (iv) the IPO is consummated;

              (v) the representations and warranties contained in Article III hereof, the Exhibits attached hereto and in all certificates and other documents to be delivered by Contributor pursuant to this Agreement shall be true, complete and accurate as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date;

              (vi) the Contributor performs, in all material respects, each covenant and agreement set forth in Article V hereto required to be performed prior to Closing;

              (vii) Contributor delivers to Operating Partnership such certificates as it may reasonably request on or prior to the Pricing Date to evidence compliance with the conditions set forth in this
         Section 2.2;

              (viii)Contributor delivers the Release; and

              (ix) each Related Agreement shall have been executed and delivered by each of the other Stockholders, and each condition precedent required by the Related Agreements shall have been completed or waived.


    (b) The obligations of Contributor to contribute the Stock in exchange for the Units on the Closing Date shall be subject to the satisfaction of the following conditions:

              (i) the Company distributes to Contributor cash in amount sufficient to allow Contributor to meet his Estimated Income Tax Obligations up to the Closing Date, determined in accordance with
         SECTION 5.5 hereof;

              (ii) Operating Partnership delivers, or causes to be issued to Contributor, the Units in accordance with the terms of this Agreement;

              (iii) the IPO is consummated;

              (iv) the representations and warranties contained in Article IV hereof and in all certificates to be delivered by Operating Partnership pursuant to this Agreement shall be true and accurate as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date;

              (v) Operating Partnership delivers to Contributor the Release and such certificates as he may reasonably request on or prior to the Pricing Date to evidence compliance with the conditions set forth in this Section 2.2; and

              (vi) Operating Partnership delivers, or causes to be delivered, the Opinion of Operating Partnership's counsel.

    (c) On the Pricing Date, Contributor agrees to deliver or cause to be delivered, in escrow, to Hunton & Williams, counsel to Operating Partnership, the items described in subparagraphs 2.2(a)(i), (ii), (iii) and (vii), and Operating Partnership agrees to deliver or cause to be delivered, in escrow, to Hunton & Williams the items in subparagraphs 2.2(b)(ii), (v) and (vi). Unless otherwise directed by Contributor and Operating Partnership, if the closing is canceled, postponed or otherwise fails to occur on or before the seventh (7th) business day following the Pricing Date, Hunton & Williams shall return to Contributor or Operating Partnership, as the case may be, all items delivered to them by the end of such day.

                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR
         Contributor hereby represents and warrants to Operating Partnership as of the date hereof and as of the Closing Date that:

    3.1. INDIVIDUAL CAPACITY; ENFORCEABILITY.
         Contributor has full power, legal right and capacity to enter into this Agreement and to perform his obligations hereunder. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of Contributor, enforceable against Contributor in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to creditor's rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    3.2. NO VIOLATION OR CONFLICT BY CONTRIBUTOR.
         The execution, delivery and performance of this Agreement by Contributor and the consummation of the other transactions contemplated in the Recitals hereto do not and will not conflict with or violate any Law, judgment, order or decree binding on Contributor or any contract or agreement to which Contributor is a party or by which it is bound, the breach of which could have a material adverse effect on Contributor's ability to consummate the transactions contemplated hereby other than as set forth in EXHIBIT 3.2 hereof. No notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Contributor in connection with the execution and delivery of this Agreement by Contributor or the consummation by Contributor of the transactions contemplated hereby or in the Recitals hereto.

    3.3. TITLE TO STOCK.
         Immediately prior to the contribution and exchange contemplated in
Section 2.1 hereof, Contributor owned good, valid and marketable title to the Stock, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions of any kind or character other than as set forth on EXHIBIT 3.3. Upon delivery of the Stock to Operating Partnership at the Closing and upon Operating Partnership's payment of the Consideration therefor, good and marketable title to the Stock, free and clear of all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions of any kind or character, will pass to Operating Partnership.

    3.4. ORGANIZATION AND AUTHORITY OF COMPANY.
         The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. The Company has full corporate power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business, financial condition or results of operations of the Company.

    3.5. CAPITALIZATION.
         EXHIBIT 3.5 sets forth the ownership of all of the issued and outstanding capital stock of the Company and securities convertible into such capital stock. The Stock has been duly and validly issued and is fully paid and non-assessable, and constitutes all capital stock of the Company owned of record or beneficially by Contributor. Neither the Company nor Contributor has issued, created or granted any options, warrants or other rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any capital stock of the Company, nor is the Company or Contributor committed to issue any such option, warrant or other right.

    3.6. NO VIOLATION OR CONFLICT BY COMPANY.
         The execution, delivery and performance of this Agreement and the consummation of the other transactions contemplated in the Recitals hereto do not and will not conflict with or violate any Law, judgment, order or decree binding on the Company, or the Articles of Incorporation or Bylaws of the Company or any Contract to which the Company is a party or by which it is bound. On the Closing Date, no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by the Company in connection with the consummation of the transactions contemplated in this Agreement or in the Recitals hereto other than as set forth in EXHIBIT 1.23 or that have otherwise been obtained in accordance with subsection 2.2(a)(iii).

    3.7. TITLE TO ASSETS.
         The Company owns good and indefeasible title to all assets and properties, both tangible and intangible, (a) that are used in the Company's business, or (b) that are reflected in the Financial Statements (except as disposed of in the ordinary course of business since the date thereof), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except for Permitted Liens, liens securing liabilities disclosed in the Financial Statements and leased assets and properties.

    3.8. NO LITIGATION.
         Except as listed in EXHIBIT 3.8 there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Contributor, proposed or threatened, against the Company or relating to the business, assets or properties of the Company.

    3.9. CONDITION OF EQUIPMENT.

         The Equipment, taken as a whole, is in good operating condition and repair, subject to ordinary wear and tear, and is substantially fit for the purposes for which it is intended.

    3.10.     COMPUTER PROGRAMS AND INTELLECTUAL PROPERTY.
         EXHIBIT 3.10 is a true and correct listing as of the date hereof of all proprietary rights owned or used by the Company in connection with the conduct of its business and all material computer programs or software owned, used or licensed by the Company. Except as set forth in EXHIBIT 3.10, there are no claims or assertions made or, to the Knowledge of Contributor, threatened by any third party that the Company does not own all right, title and interest in the intellectual property described in this Section 3.10, that any of the Company's intellectual property rights are invalid or unenforceable, or that the Company's use of such rights would infringe upon, impair, dilute or otherwise damage the proprietary rights of any third party the effect of which would have a material adverse effect on the business or financial condition of the Company. To the Knowledge of Contributor, no third party is infringing upon any of the intellectual property described in this Section 3.10.

    3.11.     BOOKS AND RECORDS.

         The books and records of Company, including, without limitation, customer lists and wholesale broker information, are complete and correct in all material respects.

    3.12.     CONTRACTS.
         EXHIBIT 3.12 attached hereto is a true and complete list as of the date hereof of all of the Contracts that constitute: (a) a lease of any personal property with (i) aggregate annual rental payments in excess of $50,000, or (ii) with a remaining term in excess of three years and which is non-cancelable without penalty on notice of 90 days or less; (b) an agreement to purchase or sell a capital asset for a price in excess of $100,000; (c) any mortgage loan servicing agreements relating to the servicing of mortgage loans having an aggregate balance as of the date hereof in excess of $2,000,000; (d) any agreement for the purchase or sale of mortgage loans entered into or performed after December 31, 1996 relating to the purchase of mortgage loans having aggregate principal balances in excess of either (i) $500,000 with respect to any single transaction or (ii) $1,000,000 with respect to any series of transactions with the same counterparty; or (e) any other agreements involving an amount in excess of $100,000 or otherwise material to the operation of the Company that have been entered into or performed after December 31, 1996. The Company has performed each material term, covenant and condition of each of the Contracts which is to be performed by the Company at or before the date hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by the Company or, to the actual knowledge of Contributor, any other party under any of the Contracts, and, to the actual knowledge of Contributor, no party to any of the Contracts intends to cancel, terminate or exercise any option under any of the Contracts, the result of which would have a material adverse effect on the business or financial condition of the Company.

    3.13.     ACCOUNTS OR NOTES OWNED.
         The Accounts or Notes Owned all have arisen from BONA FIDE transactions in the ordinary course of business.

    3.14. FINANCIAL STATEMENTS.
         The Financial Statements, including the notes thereto, copies of which are included in EXHIBIT 1.14 hereto, are true and correct in all material respects, present fairly the financial condition of the Company as of December 31, 1996, and the results of its operations for the fiscal year then ended, and were prepared, except as set forth therein, in accordance with GAAP, applied on a basis consistent with the Company's past practice. Except as set forth in the Financial Statements, the Company was not, as of the date thereof, subject to any material liability of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due of a type required to be reflected on the Financial Statements in accordance with GAAP.

    3.15. NO ADVERSE CHANGE.
         Except as set forth in EXHIBIT 3.15, since December 31, 1996, there has not been: (a) any material adverse change in the business, financial condition or results of operations of the Company; (b) any loss, damage, condemnation or destruction to the properties of the Company materially adversely affecting the Company's business or properties; (c) any labor dispute or disturbance, litigation or any event or condition of any character that could materially adversely affect the Company's business; (d) any borrowings by the Company other than borrowings under its existing bank credit facilities in the ordinary course of business; (e) any mortgage, pledge, lien or encumbrance made on any of the properties or assets of the Company, except for Permitted Liens; or (f) any sale, transfer or other disposition of assets of the Company other than in the ordinary course of business.

    3.16. TAXES.
         (a) The Company has filed or will cause to be filed all federal and state tax returns and reports required to have been filed by or for it on or before the Closing Date, and all information set forth in such returns or reports is accurate and complete in all material respects. The Company has paid or made adequate provision for all taxes, additions to tax, penalties, and interest for all periods covered by those returns or reports required to be paid by it. There are no unpaid and delinquent taxes, additions to tax, penalties, or interest payable by the Company or by any other person that are or could become a lien on any asset, or otherwise adversely affect the business, properties, or financial condition, of the Company. The Company has collected or withheld all amounts required to be collected or withheld by it for any taxes or assessments, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. The Company is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all information reporting and tax withholding requirements under federal, state, and local laws, rules, and regulations, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code. The balance sheets contained in the Financial Statements of the Company fully and properly reflect, as of the date thereof, the liabilities of the Company for all accrued taxes, additions to tax, penalties and interest required to be paid by it. Except as disclosed in EXHIBIT 3.16, the Company has not granted (nor is it subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted against or with respect to the Company by any taxing authority.
EXHIBIT 3.16 describes all tax elections and consents currently in effect with respect to the Company. Contributor is not a "foreign person" for purposes of
Section 1445 of the Code.

         (b) The Company has timely made all elections and taken all other action required under the Code to qualify as an S corporation and has not taken or omitted to take any action the taking or omission of which could result in a challenge to its status as an S corporation. The Company has had in effect since

January 1, 1991 a valid election to be taxed as an S corporation under the Code.

         (c) Effective on the Closing Date, Contributor will consent to (i) the revocation of the Company's election under Section 1362(a) of the Code to be a small business corporation and (ii) the Company's election under Section 1362(e)(3) of the Code not to apply the pro rata allocation rules provided in
Section 1362(e)(2) of the Code for its S termination year.

         (d) For income tax purposes, the Company's final tax year as an S corporation will end on the day immediately preceding the Closing Date.

         (e) Contributor represents and warrants that he has obtained from his own counsel advice regarding the tax consequences of becoming a partner in the Operating Partnership and of the other transactions contemplated by this Agreement.

    3.17. EMPLOYEE AGREEMENTS AND BENEFIT PLANS.
         (a) Attached hereto as EXHIBIT 1.11 is a true and complete list as of the date hereof of all agreements, written or oral, relating to the compensation and other benefits of present and former directors, officers, employees, consultants and other agents of the Company pursuant to which the Company has continuing obligations and sets forth a complete list of the employment contracts, salaries and wages and commission schedules of all employees of the Company, and the rates of pay of all consultants of the Company, as of the date hereof. EXHIBIT 1.11 includes all collective bargaining agreements and all pension, retirement, bonus, stock option, profit sharing, health, disability, life insurance, hospitalization, education or other similar plans or arrangements (whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), true and complete copies of which (or true and complete descriptions of which, in the case of oral agreements) have been made available to Operating Partnership. None of the agreements listed on
EXHIBIT 1.11 will be breached by Contributor's execution, delivery and performance of this Agreement. To the Knowledge of Contributor, no employee or consultant of the Company is in violation of any employment contract, non-competition agreement or any other contract or agreement relating to the relationship of any such employee or consultant with the Company.

         (b) EXHIBIT 1.11 identifies each "pension plan" (as defined in Section 3(2) of ERISA (the "Pension Plans") and each "welfare plan" (as defined in ERISA Section 3(1)) (the "Welfare

Plans") maintained for the benefit of employees of the Company or to which the Company contributes on behalf of its employees. True and complete copies of each Employee Benefit Plan have been made available to Operating Partnership. To the Knowledge of Contributor, each Employee Benefit Plan is enforceable in accordance with its terms.

         (c) EXHIBIT 1.11 identifies each Pension Plan that is intended to be qualified under Section 401(a) of the Code. Each such Pension Plan complies in all material respects with applicable Law as of the date hereof, and the Internal Revenue Service (the "IRS") has issued favorable determination letters to the effect that the forms of such Pension Plans (or predecessor plans) satisfy the requirements of Section 401(a) and related Sections of the Code and such Pension Plans (or predecessor plans) have been operated in reasonable good faith compliance with the Code. To the Knowledge of Contributor, there are no facts or circumstances that would jeopardize or adversely affect in any material respect the qualification under Code Section 401(a) of any Pension Plan that is intended to be so qualified.

         (d) As of the Closing Date, full payment will be made to each Employee Benefit Plan of all contributions that are required under the terms thereof and under ERISA or the Code to be made on or prior to that date. No "accumulated funding deficiency" (as defined in ERISA Section 302 or Code Section 412), whether or not waived, exists with respect to any Pension Plan.

         (e) To the Knowledge of Contributor, each Employee Benefit Plan has been administered substantially in accordance with its terms. In addition, to the Knowledge of Contributor, each Employee Benefit Plan complies, and has been administered substantially in accordance with, any applicable provisions of ERISA and the rulings and regulations promulgated thereunder (including the continuation coverage requirements of group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA")), and all other applicable Law, and all reports, returns and other documentation that are required to have been filed with the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC") or any other governmental agency (federal, state or local) have been filed on a timely basis, in each instance in which the failure to file such reports, returns and other documents would result in any material liability or obligation to Contributor or the Company. Except as set forth in
EXHIBIT 3.8, no lawsuits or complaints to or by any person or governmental entity have been filed or, to the

Knowledge of Contributor, are contemplated or threatened, with respect to any Employee Benefit Plan.

         (f) Except as described on EXHIBIT 1.11, the Company has not received a notice of, or incurred, any withdrawal liability with respect to a "multiemployer plan" (as defined in ERISA Section 3(37)).

         The Company has not incurred any material liability with respect to any Welfare Plan or for "welfare benefits" (as defined in Code Section 419) that is not fully reflected in the Financial Statements. Except as set forth in
EXHIBIT 1.11, or under COBRA, or under the term of a Pension Plan, the Company is not obligated to provide or to pay any benefits to former employees or to their dependents or beneficiaries.

    3.18. COMPLIANCE WITH LAW.
         (a) The conduct of the Company's business and its use of its assets does not violate or conflict with any Law with respect to the origination and servicing of mortgage loans.

         (b) Nor does the conduct of the Company's business and its use of its assets violate or conflict with any other Law which violation or conflict would cause a material adverse change in the assets or properties of the Company or a material impairment of the business of the Company.

         (c) All governmental approvals, authorizations, Permits and licenses, including those relating to environmental quality, required by the Company to conduct its business have been obtained, are in full force and effect and are being complied with in all material respects.

    3.19. LENDER APPROVAL.
         The Company is a lender or seller/servicer approved by FNMA, GNMA, FHLMC, VA and FHA.

    3.20. INVESTMENT COMPANY.
         The Company is not an investment company as defined by the Investment Company Act of 1940.

    3.21. TRANSACTIONS WITH AFFILIATES.
         Except as set forth in EXHIBIT 3.21 or EXHIBIT 1.11, since December 31, 1996, the Company has not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company), Contributor, any employee of the Company or any Affiliate of either of them.

Except as set forth in EXHIBIT 3.21 or EXHIBIT 1.11, (a) the Contracts do not include any obligation or commitment between the Company and any Affiliate, and
(b) the assets of the Company do not include any receivable or other obligation or commitment from an Affiliate to the Company.

    3.22. INSURANCE.
         EXHIBIT 3.22 contains a list of major policies for property, casualty and key person life insurance maintained by the Company as of the date hereof. All such policies are in full force and effect, and no breach or default by the Company exists under any of such policies to the Knowledge of Contributor and no event has occurred, that, with the giving of notice or lapse of time, would constitute a breach or default thereunder.

    3.23. REAL PROPERTY LEASES.
         EXHIBIT 1.26 contains a list of all Real Property Leases to which the Company is a party as of the date hereof. Each Real Property Lease is valid, binding, enforceable and in full force and effect. No breach or default by the Company or, to the Knowledge of Contributor, any other party, exists under any of the Real Property Leases, and no event has occurred, that, with the giving of notice or lapse of time, would constitute a breach or default thereunder. Except for the Permitted Liens, the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Real Property Lease.

    3.24. NO BROKER.
         Neither the Company nor Contributor has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, and neither is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated herein.

    3.25. SUBSIDIARIES.
         The Company does not own any class of capital stock of any corporation, or have the right or obligation to acquire any ownership interest in, any corporation, partnership or other business.

    3.26. DISCLOSURE.
         Neither this Agreement nor any representations made by Contributor in any other document delivered in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

    3.27. ACQUISITION FOR INVESTMENT.
         Contributor acknowledges that (i) he is an "accredited investor" within the meaning of Section 501 of the Securities Act of 1933, as amended (the "Act"), and (ii) the contribution and exchange of the Stock for the Units contemplated herein has not been registered under the Act, or under any state securities laws. Contributor represents that he is acquiring the Units (and any securities exchangeable therefor) for investment and not with a view for the distribution thereof except in accordance with applicable securities laws.

                                      ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF OPERATING PARTNERSHIP

         Operating Partnership hereby represents and warrants to Contributor that:

    4.1. ORGANIZATION.
      (a) Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Delaware and has full power to enter into this Agreement and to perform its obligations hereunder. Operating Partnership will be as of the Closing Date, duly qualified as a foreign limited partnership to do business, and will be as of the Closing Date, in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business, financial condition or results of operations of Operating Partnership.

      (b) AEGIS Investment Trust is a Maryland real estate investment trust, duly formed and validly existing under the laws of the State of Maryland. AEGIS Investment Trust has full power to own the assets it currently owns. AEGIS Investment Trust will be as of the Closing Date, duly qualified to do business, and will be as of the Closing Date in good standing, in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business, financial condition or results of operations of AEGIS Investment Trust or Operating Partnership.

    4.2. AUTHORIZATION; ENFORCEABILITY.
         The execution, delivery and performance by Operating Partnership of this Agreement and of all of the documents and instruments required hereby from Operating Partnership are within the power of Operating Partnership and have been duly authorized by all necessary partnership and other action of Operating Partnership. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of Operating Partnership, enforceable against Operating Partnership in accordance with their respective terms.

    4.3. NO VIOLATION OR CONFLICT.
         The execution, delivery and performance of this Agreement by Operating Partnership do not and will not conflict with or violate any Law, judgment, order or decree binding on Operating Partnership or the Certificate of formation or Partnership Agreement of Operating Partnership or any contract or agreement to which Operating Partnership is a party or by which it is bound. No notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Operating Partnership in connection with the execution and delivery of this Agreement by Operating Partnership or the consummation by Operating Partnership of the transactions contemplated hereby or in the Recitals hereto.

    4.4. ACQUISITION FOR INVESTMENT.

         Operating Partnership acknowledges that the transfer of the Stock contemplated herein has not been registered under the Securities Act of 1933, as amended, or under any state securities laws. Operating Partnership represents that it is acquiring the Stock for investment and not with a view for the distribution thereof except in accordance with applicable securities laws.

    4.5. UNITS.
         Upon issuance of the Units by Operating Partnership on the Closing
Date in accordance with this Agreement, the Units will be validly issued, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party whatsoever due to the actions of Operating Partnership or any Affiliate thereof, and each Unit will be redeemable for cash, or at the option of AEGIS Investment Trust, a single common share of beneficial interest of AEGIS Investment Trust, in the manner expressly set forth in Section 8.05 of the Amended and Restated Agreement of Limited Partnership of Operating Partnership, attached as EXHIBIT 1.31 hereto.

         In the event common shares of beneficial interest of AEGIS Investment Trust are so issued in redemption of the Units, such common shares of beneficial interest of AEGIS Investment

Trust will be validly issued, fully paid and non-assessable, and will be free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever due to the actions of Operating Partnership or any Affiliate thereof.

    4.6. OPERATING PARTNERSHIP AGREEMENT.
         As of the Closing Date, the Amended and Restated Agreement of Limited Partnership of Operating Partnership will contain Sections 2.04(a)(iii), 4.02, 5.01, 5.02, 5.03, 8.05, 8.06 and 9.02 and Article XI, as such Sections and Article are set forth in the form of Partnership Agreement attached as EXHIBIT
1.31 hereto. further, as of the Closing Date, the Amended and Restated Agreement of Limited Partnership of Operating Partnership will be in full force and effect and shall not provide for additional capital contributions on behalf of the Contributor.

                                      ARTICLE V

                               COVENANTS AND AGREEMENTS

    5.1. BOOKS AND RECORDS.
         Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all books, records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date and relating to the conduct of the business of the Company (the "Information") which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, or any litigation or investigation. The party requesting any such Information shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Information. Except with respect to Information that is generally available to the public or required to be disclosed in connection with the IPO, the party requesting such Information shall (i) hold all such Information in the strictest confidence, except as required by applicable Law, (ii) shall disseminate such Information only to its officers, directors, employees and representatives who have a need to know such information and who have been advised of the confidential nature of such Information, (iii) shall, upon request of the other party, return promptly or destroy all copies of the Information received by it and all documents created from or incorporating portions of the Information, and
(iv) shall take all steps
necessary to cause its officers, directors, employees and representatives to comply with the terms and conditions of this Section 5.1.

    5.2. OPERATING AGREEMENTS, PRUDENT PRACTICES.

         After the date hereof, Contributor shall cause the Company to conduct its business consistent with prudent mortgage banking and business practices until the Closing Date. In addition, Contributor agrees to prohibit the Company from taking any of the following actions without the prior unanimous consent of the Stockholders:

              (i) Increasing the salary or other compensation of any employee of the Company by more than 10%;

              (ii) entering into any new employment contract providing for annual salary and other compensation in excess of $75,000;

              (iii) entering into any agreement or contract to acquire assets in excess of $10 million dollars for any single transaction;

              (iv) entering into any agreement, contract or arrangement, or the modification of any existing agreement, contract or arrangement, whether written or oral, including, but not limited to any loans, guaranties or other extensions of credit or credit support, to which Contributor, or any member of Contributor's family or any entity controlled by such person, is a party;

              (v) entering into any other contract, policy, lease or other arrangement which would have been required to be listed on EXHIBITS 1.26, 3.12 or 3.22 had such contract, policy, lease or other arrangement been in existence on the date hereof;

              (vi) issuing any equity or debt securities (other than any indebtedness to banks under credit facilities existing on the date hereof); or

              (vii) paying or declaring of any bonuses; PROVIDED, HOWEVER, that the Company may pay to any Stockholder, on or prior to the Pricing Date, a bonus for the current year in an amount not to exceed $120,000 per annum; provided that any such amount is pro-rated for the period from January 1, 1997 to the Closing Date.

         5.3. CONFIDENTIAL INFORMATION.

         (a) Except as specifically authorized by the Company in writing, from the date hereof and continuing forever (except as expressly limited in this section), Contributor agrees that he shall not, directly or indirectly, (i) disclose any Confidential Information to any individual or entity, or otherwise permit any person or entity to obtain or disclose any Confidential Information, or (ii) use any Confidential Information for Contributor's financial gain, whether individually or on behalf of another individual or entity (whether or not such other individual or entity is any way employed by or affiliated with the Company). While not in any way limiting the generality of the foregoing, the prohibitions contained herein shall extend to any and all financial statements, reports and other documents submitted by the Company or its agents or representatives to Contributor that constitute Confidential Information and to any Confidential Information obtained by Contributor pursuant to any visitation or right of inspection previously granted to Contributor. Nothing contained herein shall prohibit Contributor from disclosing or using Confidential Information if and only to the extent required by Law or a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, provided that in such event Contributor promptly notifies the Company or any Affiliate of the Company to which such Confidential Information relates, to afford the Company or its Affiliate the opportunity to protect its interests in such

Confidential Information. Nothing contained in this Section 5.3 shall be construed as prohibiting Contributor from disclosing or using Confidential Information that is or has become a matter of public record or known to the public or members of the mortgage banking industry generally, other than as a result of improper disclosure.

         (b) For the purposes hereof, the term "Confidential Information" means the following information and compilations of information, in whatever form or medium (including any copies thereof, relating to any part of the business of the Company or the business of any Affiliate of the Company provided to Contributor or any Affiliate thereof or to which Contributor or any Affiliate thereof had access or which either obtained or compiled or had obtained or compiled on either's behalf, which information or compilations of information are not a matter of public record or generally known to the public or members of the mortgage banking industry: (i) financial information regarding the Company or any Affiliate of the Company; (ii) for a period of one year from and after the Closing Date, personnel data, including compensation arrangements, relating to any employee of the Company as of the Closing Date; (iii) written internal plans, practices, and procedures of the Company; (iv) the identities, addresses, or requirements of any customers or clients of the Company[; PROVIDED, HOWEVER, that nothing contained herein shall prevent Contributor or his Affiliates from competing with the Company at any time or from soliciting business from any customers of clients of the Company]; and (v) the information contained on
EXHIBIT 5.3(b), which the parties agree shall be deemed confidential for the purposes hereof.

         (c) Contributor acknowledges that a violation of Section 5.3(e) of this Agreement by Contributor may cause irreparable harm to the Company and Operating Partnership. Accordingly, Contributor hereby grants the Company and Operating Partnership the right to seek and be granted injunctive relief for any such violation, in addition to any other legal remedies that may be available to the Company and Operating Partnership.

         (d) Operating Partnership acknowledges that a violation of Section 5.3(e) of this Agreement by Operating Partnership may cause irreparable harm to Contributor. Accordingly, Operating Partnership hereby grants Contributor the right to seek and be granted injunctive relief for any such violation, in addition to any other legal remedies that may be available to Contributor.

         (e) No party hereto or any Affiliate thereof shall make any statements regarding the indemnity provided pursuant to Section 6.1(a) hereof, or the circumstances regarding the same, whether through the medium of a press release, public statement or otherwise, without the prior written consent of the other parties, and the parties shall be in agreement as to the content of such statement; PROVIDED, HOWEVER, that (i) Operating Partnership or its partners may make such disclosure of the transaction as, in the reasonable opinion of their counsel, is required in connection with the IPO, (ii) Operating Partnership or its partners may make such disclosure as it deems necessary to prospective officers and directors of the Company, provided that such persons enter into confidentiality agreements with respect to such information, and (iii) Operating Partnership or its partners may make such disclosures as necessary in connection with legal proceedings relating to such matters or to collect amounts owing under such indemnity. In addition, each of the parties hereto understands and acknowledges that this Agreement is confidential in nature and each agrees to engage in all reasonable efforts to protect its confidentiality and not to disclose the terms of this Agreement or the substance of any negotiations between the parties hereto to any other person or entity except as set forth above.

    5.4. FURTHER ASSURANCES.

         After the date hereof, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

    5.5. ESTIMATED TAX OBLIGATIONS.

         Contributor agrees to cause the Company to declare and pay to the Stockholders prior to the Closing Date dividends in cash totaling in the aggregate not more than the amount (the "Permitted Distribution") equal to (i) 39.6% of the reasonably estimated total taxable income of the Company allocable to the Stockholders under the Code after provision for state and local taxes (the "Interim Earnings") for the period commencing on January 1, 1997 and ending on the date reflected in the last internal earnings statement (the "Interim Period"), minus (ii) the aggregate amount of all dividends declared and paid to

Stockholders since January 1, 1997. The Interim Earnings shall be determined as follows:

              (i)  Not later than three business days prior to the Closing
Date, the Company shall deliver to Operating Partnership an income statement of the Company for the Interim Period, which shall include the Company's good faith and reasonable estimate of the Company's net income calculated in accordance with generally accepted accounting principles applied on a basis consistent with financial statements for the Interim Period ("Interim GAAP Earnings") together with a schedule showing adjustments to Company's Interim GAAP Earnings to determine the Interim Earnings.

              (ii) Together with such financial statements, the Company shall deliver to Operating Partnership a certificate of an executive Officer of the Company (A) showing the amount of the Permitted Distribution and (B) stating that to the best of his knowledge such financial statements fairly present, in all material respects, the results of operations of the Company for the Interim Period, including adjustments necessary for such fair presentation, and reasonably estimate in good faith the Interim GAAP Earnings, all in accordance with GAAP applied on a basis consistent with the Financial Statements and the adjustments necessary to determine the Interim Earnings consistent with the Company's prior Income Tax Returns (as defined below).

         (b) Operating Partnership agrees to cause the Company to pay to the Stockholders an amount, in cash, totaling in the aggregate not more than the amount (the "Final Payment") equal to (i) 39.6% of the total taxable income of the Company allocable to the Stockholders under the Code after provision for state and local taxes (the "Final Earnings") for the period commencing on January 1, 1997 and ending on the day immediately preceding the Closing Date (the "Final Period"), minus (ii) the aggregate amount of all dividends declared and paid to Stockholders during the Final Period, including the Permitted Distribution. The Final Earnings shall be determined not later than 60 days after the Closing Date, in the same manner that the Interim Earnings were determined, and the Final Payment shall be made not later than 60 days after the Closing Date.

    5.6. PREPARATION OF TAX RETURNS; TAX COVENANTS.

         (a) Contributor, together with the other Stockholders, shall be responsible for preparing and filing, at the Company's expense, within the times and in the manner prescribed by Law (subject, however, to filing under any extension), all federal or state income tax returns of the Company as an S corporation

(E.G., IRS Form 1120S, Schedule K-1(1120S), and similar state returns) for the tax year ending on the day immediately preceding the Closing Date, as well as for any prior tax year of the Company that are required to be filed after the Closing Date (each an "Income Tax Return"). Contributor covenants that (i) any Income Tax Returns of the Company for any period ending on or before the day before the Closing Date that are filed after the Closing Date will be complete, correct and filed consistently with the Company's prior Income Tax Returns and shall be based on the same tax accounting methods and elections as used for the Company's tax year immediately preceding the period of such Income Tax Return, except as otherwise required by law or as agreed upon by Operating Partnership, on the one hand, and Contributor and the other Stockholders, on the other hand and (ii) such Income Tax Returns will not be subject to penalties under Sections 6662 and 6663 of the Code relating to accuracy and fraud-related penalties (or their predecessor provisions of the Code or any corresponding or similar provision of federal, state, local, foreign, or territorial income tax law). Contributor and the other Stockholders shall send Operating Partnership a draft of each such Income Tax Return at least 30 days before the due date of such Income Tax Return in order to give Operating

Partnership an opportunity to comment on such Income Tax Return. All Income Tax Returns that are required to be filed pursuant to this Section 5.6(a) shall not be unreasonably withheld.

         (b) Contributor and Operating Partnership shall cooperate fully as and to the extent reasonably requested by the other party in connection with the preparation and filing of any Income Tax Return (including, causing the Company to execute the Income Tax Return), and the defense of any claim, audit, litigation or other proceeding, with respect to taxes of the Company or any of the Stockholders for any period ending on or prior to the day immediately preceding the Closing Date. Operating Partnership shall cause the Company, at its expense, to conduct an audit of the Company by an independent certified public accountant for the period from January 1, 1997 to the day prior to the Closing Date. Operating Partnership and Contributor agree to abide by all record retention requirements of, or record retention agreements entered into with, any taxing authority. To the extent that action by Operating Partnership or companies controlled by it or Contributor is required by applicable laws, regulations or administrative pronouncements in order to extend any statute of limitation for any Income Tax Return, claim, audit, litigation or other proceeding described above in this

Section 5.6(b), such party shall take such action as is necessary to extend a statute of limitations where such extension is reasonably requested by the other party of such Income Tax Return or defense by such other party of such claim, audit, litigation or other proceeding. To the extent that neither the Company nor Operating Partnership is potentially liable under any such claim, audit, litigation or other proceeding (or to the extent that Contributor admits in writing to the Company or Operating Partnership that he and not the Company or Operating Partnership is potentially liable under any such claim, audit, litigation or other proceeding), Operating Partnership agrees not to take, or allow the Company to take, any action to extend the statute of limitations for such actions unless requested or approved by a Stockholder.

         (c) Operating Partnership shall cause the Company to provide the Stockholders with prompt notice of any inquiries, audits, examinations or proposed adjustments by the IRS or any other similar authorities, which relate to any period ending on or before the day before the Closing Date. The Stockholders shall have the sole right to represent the interests of the Company in any income tax audit or administrative proceeding relating to any period ending on or before the day before the Closing Date, to employ counsel of their choice at their expense, and to settle any issues and to take any other actions in connection with such proceedings relating to such periods; PROVIDED, that the Stockholders shall use reasonable efforts to inform Operating Partnership of the status of any such proceedings, shall provide Operating Partnership with copies of any pleadings, correspondence, and other documents as Operating Partnership may reasonably request, and shall consult with Operating Partnership prior to the settlement of any such proceedings.

    5.7. ADDITIONAL AGREEMENTS OF OPERATING PARTNERSHIP.

    (a) Operating Partnership agrees that, for a period of 13 months following the Closing Date, Operating Partnership will not dispose of the Stock in a transaction that would result in the allocation of taxable income or gain by Operating Partnership to Contributor under Section 704(c) of the Code.

    (b)  Operating Partnership will consent to the Company's election under
Section 1362(e)(3) of the Code not to apply the pro rata allocation rules provided in Section 1362(e)(2) of the Code for its S termination year.

    (c) For income tax purposes, the Company's initial tax year as a C corporation will begin on the Closing Date.

    5.8. RELEASE OF GUARANTY.

         Operating Partnership agrees that, on or before three business days after the Closing Date, Operating Partnership shall take all necessary action to cause Contributor to be released from liability under each Guaranty.



                                      ARTICLE VI

                         INDEMNITIES AND ADDITIONAL COVENANTS

    6.1. CONTRIBUTOR'S INDEMNITY.

         (a)  Contributor, jointly and severally with [     ], hereby agrees to
indemnify and hold harmless Operating Partnership, the Company or any of their Affiliates from and against, and agrees to defend promptly Operating Partnership, the Company and any of their Affiliates from and to reimburse Operating Partnership, the Company and any of their Affiliates for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that either Operating Partnership, the Company or any of their Affiliates may at any time suffer or incur, or become subject to, as a result of, arising out of or in connection with any violation by the Company of any laws of the United States relating to the trading of securities prior to the Closing Date (other than the trading of mortgages or securities backed by mortgages).

         (b) In addition to the indemnification provided in subparagraph (a) above, Contributor jointly and severally with each of the other Stockholders of the Company, hereby agrees to indemnify and hold harmless Operating Partnership, the Company and any of their Affiliates from and against, and agrees to defend promptly Operating Partnership, the Company and any of their Affiliates from and to reimburse Operating Partnership, the Company and any of their Affiliates for, any and all Losses, that either Operating Partnership, the Company or any of their Affiliates may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach or inaccuracy of any of the representations and warranties made by Contributor in this Agreement, and (ii) any failure by Contributor to perform any of his covenants and obligations set forth in this Agreement or in any document or instrument delivered pursuant hereto or any other breach of this Agreement; PROVIDED, HOWEVER, that Operating Partnership and the Company shall have no right to be indemnified, held harmless, defended or reimbursed pursuant to this Section 6.1(b) unless such right is first asserted (whether or not Losses have been incurred) by written notice to Contributor delivered (x) with respect to claims relating to Losses arising out of matters covered in Section 3.18(a), prior to the expiration of the third anniversary of Closing or (y) for claims relating to any other Losses, prior to March 31, 1999.

         (c) The amounts for which Contributor shall be liable under Section 6.1(a) and (b) shall be net of any insurance proceeds or any other recoveries received by Operating Partnership or the Company in connection with the facts giving rise to the right of indemnification. In addition, Contributor's liability for the matters described in Section 6.1(b) shall be limited to $[2,856,250][$4,712,500][$3,266,500]. There is no limit for a Contributor's liability under Section 6.1(a).

         (d) Contributor shall not be required to indemnify Operating Partnership, its Affiliates or the Company until the aggregate losses incurred by Operating Partnership, its Affiliates or the Company under this Agreement and the Related Agreements equal or exceed $50,000, at which time each of the Stockholders shall be jointly and severally liable for all losses back to the first dollar.

         (e) In the event a claim against Operating Partnership or the Company arises that is covered by the indemnity provisions of Section 6.1(a) or (b), notice shall be given by the party seeking indemnification to Contributor within thirty (30) days; provided, however, that the failure to provide any such notice shall not relieve Contributor from any portion of any liability not caused by the failure to timely deliver such notice, it being understood and agreed that this proviso shall not affect the obligations of Operating Partnership or the Company to deliver a notice of claim in the time frames set forth in Section 6.1(b); PROVIDED, that if Contributor admits in writing to the party seeking indemnification that such claim, if valid, is covered by the indemnity provisions of Section 6.1(a) or (b), Contributor shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless the indemnified party agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Contributor notwithstanding the validity of such claim; PROVIDED, HOWEVER, that Contributor may not effect any settlement that could result in any cost, expense, liability or harm to the business or reputation of any indemnified party unless such party consents in writing to such settlement and Contributor agrees to indemnify such party therefor. Any indemnified party may select counsel to participate in any defense at its own cost and expense. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

         (f) Contributor's representations and warranties shall survive the Closing to the extent and for such time as is necessary to enable Operating Partnership and the Company to enforce their rights to indemnification under this Section, at which time they will expire.

         (g) Notwithstanding the forgoing, Operating Partnership hereby agrees that for so long as Walden is employed by it or any of its Affiliates, it will collect any amounts owing with respect to any such indemnity obligations proportionally from each of the
Stockholders other than Walden, on the one hand, and Walden, on the other hand, on a several and not joint basis, based on the maximum liability amount
for Contributor of $[    ], and a maximum liability amount of $[     ] and
$[     ] for the other Stockholders, respectively.

         (h) To the extent Contributor is obligated to indemnify Operating Partnership for any Losses pursuant to this Section 6.1, Contributor shall make any indemnification payments promptly; PROVIDED, HOWEVER, that Contributor shall not be required to make any payments prior to the date thirteen months following the Closing Date.

    6.2. OPERATING PARTNERSHIP'S INDEMNITY.

         (a) Operating Partnership hereby agrees to indemnify and hold Contributor harmless from and against, and agrees to defend promptly Contributor from and to reimburse Contributor for, any and all Losses that Contributor may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach or inaccuracy of any of the representations and warranties made by Operating Partnership in or pursuant to this Agreement or
(ii) any failure by Contributor to perform any of its covenants and obligations set forth in this Agreement or any other breach of this Agreement; PROVIDED, HOWEVER, that Contributor shall have no right to be indemnified, held harmless, defended or reimbursed pursuant to this Section 6.2(a) unless such right is first asserted (whether or not Losses have been incurred) by written notice to Operating Partnership no later than March 31, 1999.

         (b)  The amounts for which Operating Partnership shall be liable under
Section 6.2(a) shall be net of any insurance proceeds received by Contributor in connection with the facts giving rise to the right of indemnification and shall
be limited to $[       ].  Operating Partnership will not be required to
indemnify any of the Stockholders until the aggregate losses incurred by the Stockholders under this Agreement and the Related Agreements equal or exceed $50,000, at which time Operating Partnership shall be liable for all losses back to the first dollar.

         (c) In the event a claim against Contributor arises that is covered by the indemnity provisions of Section 6.2(a), notice shall be given by Contributor to Operating Partnership and to each of the other Stockholders within thirty (30) days; PROVIDED, HOWEVER, that the failure to provide any such notice shall not relieve Operating Partnership from any portion of any liability not caused by the failure to timely deliver such notice, it being understood and agreed that this proviso shall not affect the obligations of Contributor to deliver a notice of claim in the time frame set forth in Section 6.2(a). Provided that Operating Partnership admits in writing to Contributor that such claim is covered by the indemnity provisions of Section 6.2(a), Operating Partnership shall have the right to contest and defend by all appropriate legal proceedings to such claim and to control all settlements (unless Contributor agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Operating Partnership; PROVIDED, HOWEVER, that Operating Partnership may not effect any settlement that could result in any cost, expense, liability or harm to the business or reputation of Contributor unless Contributor consents in writing to such settlement and Operating Partnership agrees to indemnify Contributor therefor. Contributor may select counsel to participate in any defense at its sole cost and expense. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

         (d) Operating Partnership's representations and warranties shall survive the Closing to the extent and for such time as is necessary to enable Contributor to enforce its rights to indemnification under this Section.

    [6.3.     NONCOMPETITION AGREEMENT.

         Contributor agrees that for a period of two years following the Closing Date he will not, nor will he permit any of his Affiliates to, (a) directly or indirectly engage in the business of acquiring or trading owner-financed commercial and residential mortgage loans or (b) solicit the acquisition of or acquire seasoned mortgage loans from parties to or from whom the Company has previously sold or purchased seasoned mortgage loans; PROVIDED, HOWEVER, that this Section 6.3 shall not be construed to prohibit Contributor and his Affiliates from owning less than an aggregate of 5.0% of the voting securities of any corporation that is traded on a national securities exchange or inter-dealer quotation system. Contributor acknowledges that a violation of this Section may cause irreparable harm to the Company and Operating Partnership. Accordingly, Contributor hereby grants the Company and Operating Partnership the right to seek and be granted injunctive relief for any such violation, in addition to any other legal remedies that may be available to the Company and Operating Partnership.

    [6.4.     NON-SOLICITATION AGREEMENT.

         Beginning on the date of the execution of this Agreement and continuing until the date that is [one] [two] year[s] following the Closing Date, Contributor agrees that he will not, nor will he, directly or indirectly, permit any Affiliate to, solicit for employment or employ any employee of the Company.]

    [6.5.     COPY OF CERTAIN SECTIONS.

         Contributor agrees that Operating Partnership may provide a copy of
Section 6.3 [and 6.4] to any business or enterprise which he may directly or indirectly control (whether through the ownership, membership, operation, financing or otherwise, or through the serving as an officer, director, employee, partner, principal, agent, representative, consultant, lender or otherwise, or with which he may use his name or permit his name to be used).

    6.6. PURCHASE OF ADDITIONAL SHARES.

         Contributor agrees that at no time shall he (in combination with any of his Affiliates) purchase additional common shares of beneficial interest of AEGIS Investment Trust, which purchase would result in him owning more than 4.8% of the outstanding common shares of beneficial interest of AEGIS Investment Trust.

    6.7. SOLE REMEDY.

    The provisions of this Article VI represent the sole remedy available to any party hereto for a misstatement or omission from any representation, or a breach of any warranty or covenant or agreement contained in this Agreement or any of the documents executed and delivered in connection with the consummation of the transaction contemplated hereby, and each party hereby unconditionally waives any other rights that they may have at law or in equity for a misstatement or omission from any representation, or a breach of any warranty or covenant or agreement contained in this Agreement or any of the documents executed and delivered in connection with the consummation of the transaction contemplated hereby.

                                     ARTICLE VII
                                    MISCELLANEOUS
    7.1. ENTIRE AGREEMENT; AMENDMENT.

         This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto shall be deemed to be material and to have been relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party.

    7.2. EXPENSES.

         Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that in the event that such transactions are effected, Operating Partnership shall pay the legal expenses incurred by Contributor in respect of the transactions contemplated hereby.

    7.3. GOVERNING LAW.

         This Agreement shall be construed and interpreted according to the laws of the State of Texas without regard to the conflicts of law rules thereof.

    7.4. ASSIGNMENT.

         This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other party.

    7.5. NOTICES.

         All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or three days after mailing by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section:

If to Contributor:

                   [CONTRIBUTOR]

                   Telecopy no.

                   With a copy to each other Stockholder:

              (1)


                   Telecopy no.

              (2)


                   Telecopy no.


If to Operating Partnership:

                   AEGIS Operating Partnership, L.P.
                   2500 CityWest Boulevard, Suite 1200
                   Houston, Texas  77042
                   Attention:     Mr. James E. Day and
                                  Mr. Patrick A. Walden
                   Telecopy no.

With a copy to:    Hunton & Williams

                   951 E. Byrd Street
                   Riverfront Plaza, East Tower

                   Richmond, Virginia  23219
                   Attention: Edward L. Douma, Esquire
                   Telecopy no. 804/788-8218

    7.6. COUNTERPARTS; HEADINGS.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

    7.7. INTERPRETATION.

         Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases, Employee Benefit Plans or other understandings or arrangements shall refer to oral as well as written matters.

    7.8. SEVERABILITY.

         If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

    7.9. NO RELIANCE.

         Except in the case of the Company with respect to the indemnification provided pursuant to Section 6.1 hereof, no third party is entitled to rely on any of the representations, warranties or agreements contained in this Agreement. Operating Partnership, Contributor and the Company shall have no liability to any third party because of any such reliance.

         IN WITNESS WHEREOF, the parties have caused this Stock Contribution and Exchange Agreement to be duly executed as of the day and year first above written.

                                  AEGIS OPERATING PARTNERSHIP, L.P.
                                  By:  AEGIS INVESTMENT TRUST,
                                  Its General Partner


                                  By:
                                     -----------------------------------------
                                     James E. Day
                                     Managing Director


                                  CONTRIBUTOR